EXHIBIT 10.14(b)

Termination Agreement

Termination Agreement (this “Agreement”), dated as of July ____, 2005, among Maidenform Brands, Inc. (f/k/a MF Acquisition Corporation), a Delaware corporation (“Maidenform Brands,” and together with its subsidiaries, the “Company”), Maidenform, Inc. (as successor in interest to MF Merger Corporation), a New York corporation (“Maidenform NY”), ACOF Operating Manager, L.P., a Delaware limited partnership (“Ares”), and Ares Corporate Opportunities Fund, L.P., a Delaware limited partnership (the “Fund” and together with Ares, the “Ares Entities”).

WHEREAS, the parties hereto are parties to that certain Advisory Agreement, dated as of May 11, 2004 (the “Advisory Agreement”);

WHEREAS, Maidenform Brands has filed a registration statement with the Securities and Exchange Commission to register its common stock in an initial public offering (the “IPO”) under the Securities Act of 1933, as amended;

WHEREAS, the parties desire to terminate the Advisory Agreement upon the consummation of the IPO in accordance with the terms and conditions contained herein;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                                           Termination.  Conditioned upon and contemporaneously with the consummation of the IPO, and in consideration for the payment of $750,000 by the Company to Ares, all rights and obligations of the parties under the Advisory Agreement shall be terminated and be of no further force and effect; provided, that (a) Ares shall also be entitled to be paid the pro rata portion of the Monitoring Fee (as defined in the Advisory Agreement) for the period commencing on July 1, 2005 until the date of the consummation of the IPO, (b) Ares shall be entitled to reimbursement for its Out-of-Pocket Expenses (as defined in the Advisory Agreement) incurred up to and including the date of the consummation of the IPO in accordance with the provisions of Section 4 of the Advisory Agreement; and (c) the provisions of Sections 5 (Indemnification) and 8 (Permissible Activities) shall survive the termination of the Advisory Agreement.

2.                                                           Miscellaneous.

(a)                                                           No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by all of the parties hereto.  Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(b)                                                          This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(c)                                                           This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

(d)                                                          This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(e)                                                           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

(f)                                                             Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)                                                          This Agreement shall be of no further force and effect if the IPO is not consummated on or before September 30, 2005.  In such an event, the Company shall pay the Monitoring Fee for the period from July 1, 2005 through September 30, 2005 to Ares on October 3, 2005, without any interest or penalties.  Upon such payment by the Company to Ares on October 3, 2005, the Company will be deemed to have not breached the provisions of the Advisory Agreement relating to the Monitoring Fee for the period from July 1, 2005 through September 30, 2005.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

ARES CORPORATE OPPORTUNITIES FUND, L.P

By:
Name:
Title:

ACOF OPERATING MANAGER, L.P.

By:
Name:
Title:

MAIDENFORM BRANDS, INC.

By:
Name:
Title:

MAIDENFORM, INC.

By:
Name:
Title:

[TERMINATION AGREEMENT]